Exhibit 99(n)(ii)
                                                             -----------------



                               POWER OF ATTORNEY
                               -----------------

                  That each of the undersigned directors of The Gabelli Convertible and Income Securities Fund Inc., a corporation formed under the laws of the State of Maryland (the "Company"), constitutes and appoints each Bruce N. Alpert and James E. McKee, his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, Registration Statements on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company, the registration or offering of the Company's common shares, par value $.001 per share, or the registration or offering of the Company's preferred shares, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent, or any of them, may do or cause to be done by virtue of these presents.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.



                           [Signature Page Follows]

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this ___ day of September, 2002.



/s/ Mario J. Gabelli                        /s/ Karl Otto Pohl
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Mario J. Gabelli                            Karl Otto Pohl
Director, President, and                    Director
Chief Investment Officer


/s/ E. Val Cerutti                          /s/ Anthony J. Colavita
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E. Val Cerutti                              Anthony J. Colavita
Director                                    Director


/s/ Dugald A. Fletcher                      /s/ Anthony R. Pustorino
-----------------------------               --------------------------
Dugald A. Fletcher                          Anthony R. Pustorino
Director                                    Director


/s/ Werner J. Roeder                        /s/ Anthonie C. van Ekris
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Werner J. Roeder, MD                        Anthonie C. van Ekris
Director                                    Director


/s/ Salvatore J. Zizza
-----------------------------
Salvatore J. Zizza
Director